Exhibit 99.1

PRESS RELEASE

CYTODYN ANNOUNCES NEW ROLE FOR NADER POURHASSAN

Lutz, Florida, July 5, 2011 – CytoDyn Inc. (the “Company”) (OTC:CYDY.PK) announced that Nader Pourhassan, PhD, has accepted the challenge of becoming the new Managing Director of Business Development of the Company, effective as of June 30, 2011, and will no longer act as the Company’s Chief Operating Officer, effective as of June 30, 2011. The Company is pleased that Dr. Pourhassan’s new focus will be to help advance the development of the Company’s current and future business relationships worldwide. Dr. Pourhassan commented, “After spending approximately three years as the Chief Operating Officer of the Company, the new management and leadership has provided me a platform to expand and develop the Company’s story worldwide.” “No position could be more exciting and challenging, I am looking forward and am very pleased to accept the challenge”, commented Dr. Pourhassan. Dr. Pourhassan accepted this position at the request of Kenneth J. Van Ness, President and Chief Executive Officer of the Company. The Company believes that Dr. Pourhassan will bring his enthusiasm and commitment to the future success of the Company in this challenging position.

Forward Looking Statements

The Press Release includes forward-looking statements and includes forward-looking information within the meaning of United States securities laws. These statements and this information represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, of which many are beyond the Company’s control. These factors could cause actual results to differ materially from such forward-looking statements or forward-looking information. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan,” and similar expressions and variations thereof, identify certain of such forward-looking statements or forward-looking information, which speak only as of the date on which they are made. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements or forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements or on this forward-looking information.

For more information please contact:

Douglas E. Jacobson

Controller

(813) 527-6969